Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SAFEPOINT HOLDINGS, INC.

a Delaware corporation

Effective June 1, 2026

TABLE OF CONTENTS

ARTICLE I CORPORATE OFFICES		1

1.1	Registered Office	1
1.2	Other Offices	1

ARTICLE II STOCKHOLDERS		1

2.1	Place of Meetings	1
2.2	Annual Meeting	1
2.3	Special Meetings	1
2.4	Notice of Meetings	1
2.5	Voting List	2
2.6	Quorum	3
2.7	Adjournments	3
2.8	Voting and Proxies	3
2.9	Action at Meeting	3
2.10	Nomination of Directors and Proposal of Other Business	4

ARTICLE III BOARD OF DIRECTORS		13

3.1	General Powers	13
3.2	Resignations	13
3.3	Vacancies and Newly Created Directorships	14
3.4	Regular Meetings	14
3.5	Special Meetings	14
3.6	Notice of Special Meetings	14
3.7	Participation in Meetings by Telephone Conference Calls or Other Methods of Communication	14
3.8	Quorum; Adjournment	14
3.9	Action at Meeting	14
3.10	Action by Written Consent	14
3.11	Committees	15
3.12	Compensation of Directors	15

ARTICLE IV OFFICERS		15

4.1	Enumeration	15
4.2	Election	15
4.3	Qualification	16
4.4	Tenure	16
4.5	Resignation and Removal	16
4.6	Chairperson of the Board	16
4.7	Chief Executive Officer	16
4.8	President	16
4.9	Vice Presidents and Deputy Chiefs	16
4.10	Secretary and Assistant Secretaries	17
4.11	Treasurer	17
4.12	Chief Financial Officer	17
4.13	Salaries	17

4.14	Delegation of Authority	17

ARTICLE V CAPITAL STOCK		17

5.1	Shares of Stock	17
5.2	Signatures	18
5.3	Lost Certificates	18
5.4	Transfers	18
5.5	Dividend Record Date	18
5.6	Record Owners	19
5.7	Transfer and Registry Agents	19

ARTICLE VI GENERAL PROVISIONS		19

6.1	Fiscal Year	19
6.2	Waiver of Notice	19
6.3	Actions with Respect to Securities of Other Corporations	19
6.4	Evidence of Authority	19
6.5	Certificate of Incorporation	20
6.6	Severability	20
6.7	Pronouns	20
6.8	Notices	20
6.9	Reliance Upon Books, Reports and Records	20
6.10	Time Periods	20
6.11	Electronic Signatures	21

ARTICLE VII AMENDMENTS		21

7.1	By the Board	21
7.2	By the Stockholders	21

ARTICLE VIII INDEMNIFICATION OF DIRECTORS AND OFFICERS		21

8.1	Right to Indemnification	21
8.2	Right of Claimant to Bring Suit	22
8.3	Indemnification of Employees and Agents	22
8.4	Non-Exclusivity of Rights	22
8.5	Indemnification Contracts	22
8.6	Insurance	23
8.7	Effect of Amendment	23
8.8	Reliance	23

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office. The address of the registered office of Safepoint Holdings, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be determined from time to time by the Board or, if not determined by the Board, by the Chairperson of the Board, the President or the Chief Executive Officer; provided that the Board may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place but shall be held solely by means of remote communication in accordance with Section 2.13.

2.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board at a time to be fixed by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3 Special Meetings. Subject to the Certificate of Incorporation and the rights of the holders of any series of preferred stock then outstanding, special meetings of the stockholders of the Corporation may be called only by the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairperson of the Board, or the Chief Executive Officer and may not be called by any other person or persons. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

2.4 Notice of Meetings.

(a) Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date fixed by the Board for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by the General Corporation Law of the State of Delaware (the “DGCL”) or the Certificate of Incorporation. The notice of any meeting shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date fixed by the Board for determining the stockholders entitled to vote at the meeting, if such date is different from the record date fixed by the Board for determining stockholders entitled to notice of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b) Notice to stockholders shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

2.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the Corporation or (c) in any other manner provided by law. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6 Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

2.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairperson of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if the Board fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 5.5, written notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for such stockholder by a written proxy executed by the stockholder or the stockholder’s authorized agent or by an electronic transmission permitted by law and delivered to the Secretary of the Corporation. Any copy, electronic transmission or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

2.9 Action at Meeting.

(a) At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election.

(b) All other matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

(c) All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, that upon demand therefor by a stockholder entitled to vote or the stockholder’s proxy, a vote by ballot shall be taken. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

2.10 Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof duly authorized, (C) as may be provided in the certificate of designations for any class or series of preferred stock or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal. For the avoidance of doubt, the foregoing clause (D) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”), including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the adjournment, recess or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

Notwithstanding anything in this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under this Section 2.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if it shall be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such public announcement is first made by the Corporation.

(iii) A stockholder’s notice to the Secretary shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(1) the name, age, business address and residence address of such person;

(2) the principal occupation or employment of such person;

(3) (i) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned (and proof of any such beneficial ownership) by such person and any affiliates or associates (each within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these Bylaws) of such person, including any such shares that such person, or any affiliates or associates of such person, has the right to acquire beneficial ownership of, (ii) the name of each nominee holder of shares of all capital stock of the Corporation owned beneficially (and proof of any such beneficial ownership) but not of record by such person or any affiliates or associates of such person, and the number of such shares of each class or series of capital stock held by each such nominee holder, including any such shares that such nominee holder has the right to acquire beneficial ownership of, (iii) any agreement, arrangement, relationship or understanding pursuant to which such person, or any affiliates or associates of such person, has a right to vote any shares of any security of the Corporation, (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to the Corporation’s securities, and (v) any direct or indirect interest of such person, or any affiliates or associates of such person, in any employment agreement, collective bargaining agreement or consulting agreement with the Corporation;

(4) all information relating to such person, or any affiliates or associates of such person, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(5) all completed and signed questionnaires in the same form as those questionnaires required of the Corporation’s directors (which will be provided to such person within 5 business days following a request therefor);

(6) a statement that such person has read the Corporation’s corporate governance guidelines and any other Corporation policies and guidelines applicable to directors (which will be provided to such person within 5 business days following a request therefor), and a written agreement from such person to adhere to the foregoing policies and guidelines, as amended from time to time, if he or she is elected as a director;

(7) an executed agreement by such person: (i) consenting to serve as a director if elected and (if applicable) to being named in a proxy statement and/or form of proxy relating to the meeting at which directors are to be elected, along with a representation that such person intends to serve a full term as a director if elected, and (ii) that such person is not and will not become a party to (x) any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any other person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”) that has not been fully disclosed to the Corporation prior to, or concurrently with, the submission of the notice from the stockholder required by this Section 2.10, (y) any agreement, arrangement or understanding, including the amount of any payment or payments received or receivable thereunder, with any other person or entity as to how such person would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to, or concurrently with, the submission of the notice from the stockholder required by this Section 2.10 or (z) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and

(8) such other information reasonably requested by the Corporation to determine whether such person is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation;

(B) as to any other business that the stockholder proposes to bring before the meeting:

(1) a brief description of the business desired to be brought before the meeting;

(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment);

(3) the reasons for conducting such business; and

(4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) a representation as to whether such stockholder or such beneficial owner has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Corporation;

(3) a written agreement from such stockholder that it is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear at the meeting in person or through a qualified representative (which means a person who has delivered to the Corporation before the meeting written evidence that they are authorized by a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders) to make such nomination or proposal;

(4) in the case of a nomination, a written agreement from such stockholder (and such beneficial owner) that it (or they) will not submit any substitute nominations unless they are made within the time periods set forth in this Section 2.10 and the stockholder and the substitute nominees will otherwise comply with this Section 2.10;

(5) in the case of a nomination, a written agreement from such stockholder (and such beneficial owner) that it (or they) has not, and shall not, nominate a number of nominees (inclusive of substitutes) that exceeds the number of directors to be elected at the annual meeting; and

(6) a written agreement that such stockholder (and such beneficial owner) shall (i) update and supplement the notice required by this Section 2.10, if necessary, so that the information provided or required in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and as of the date that is 5 business days prior to the meeting or any adjournment or postponement thereof and (ii) deliver such update and supplement so that it is received by the Secretary at the principal executive offices of the Corporation (A) not later than the later of (x) 5 business days after the record date for determining the stockholders entitled to receive notice of the annual meeting and (y) 5 business days after the first public announcement of such record date, in the case of any update and supplement required to be made as of the record date, and (B) not later than 5 business days before the meeting or any adjournment or postponement thereof, in the case of any update and supplement required to be made as of the date that is 5 business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.10 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders;

(D) as to each of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and, if such stockholder or beneficial owner is an entity, each person controlling, controlled by or under common control with such stockholder or beneficial owner (each such person or entity contemplated by this clause (D), a “Proposing Person”):

(1) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned (and proof of any such beneficial ownership) by such Proposing Person, or any associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these Bylaws) of such Proposing Person, including any such shares that such Proposing Person, or any associates of such Proposing Person, has the right to acquire beneficial ownership of;

(2) the name of each nominee holder of each class or series of capital stock of the Corporation that are owned beneficially (and proof of any such beneficial ownership) but not of record by such Proposing Person, or any associates of such Proposing Person, and the number of such shares of each class or series of capital stock of the Corporation held by each such nominee holder, including any such shares that such nominee holder has the right to acquire beneficial ownership of;

(3) a description of any agreement, arrangement, relationship or understanding pursuant to which such Proposing Person, or any associates of such Proposing Person, has a right to vote any shares of any security of the Corporation;

(4) a description of any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;

(5) a description of (i) any plans or proposals which any such Proposing Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (ii) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among such Proposing Persons and any other parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), in each case as of the date the notice required by this Section 2.10 is delivered to the Corporation by the stockholder, or beneficial owner in such business, if any, presenting the nomination or other proposal;

(6) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person, or any associates of such Proposing Person, with respect to the Corporation’s securities;

(7) a written representation as to whether any Proposing Person, or any other participant as defined in Item 4 of Schedule 14A under the Exchange Act, will engage in a solicitation with respect to such nomination or other business and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Corporation’s capital stock entitled to vote generally in the election of directors and/or (z) whether such person or group intends to otherwise solicit proxies or votes from holders in support of such proposal or nomination (for purposes of this clause (7), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act);

(8) a representation that promptly after any Proposing Person solicits the holders of the Corporation’s stock referred to in the representation required under the preceding clause, and in any event no later than 5 business days before the applicable meeting, such Proposing Person will provide the Corporation with reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith), which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and/or form of proxy to holders of such percentage of the Corporation’s stock;

(9) any direct or indirect interest of such Proposing Person, or any associates of such Proposing Person, in any contract (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) with the Corporation, or any affiliate of the Corporation;

(10) any other information relating to such Proposing Person, or any associates of such Proposing Person, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(11) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b); provided, however, that the number of nominees a stockholder may nominate for election at the special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected as such special meeting. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting and the 10th day following the day on which public announcement of the date of the special meeting was first made by the Corporation. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(iii). The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the adjournment, recess or postponement of a special meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such notice of a stockholder shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to the preceding provisions of this Section 2.10, and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to the preceding provisions of this Section 2.10 in connection with an annual meeting of stockholders.

(c) General. (i) No person shall be eligible to be nominated by a stockholder to be elected or reelected at any meeting of stockholders to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10.

(ii) Without limiting any remedy available to the Corporation, and unless otherwise determined by the Board, the Chairperson of the Board or the chairperson of the meeting, a stockholder may not present nominations for director or business proposals at an annual or special meeting of stockholders (and any such nominee shall be disqualified from standing for election), notwithstanding proxies or votes may have been solicited and/or received with respect thereto, if such stockholder, any beneficial owner, any Proposing Person or any nominee or substitute nominee for director: (A) acted contrary to any representation, statement, certification or agreement required by the applicable provisions of these Bylaws; (B) otherwise failed to comply with these Bylaws or with any law, rule or regulation identified in these Bylaws, including all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10; or (C) provided information to the Corporation (whether required by these Bylaws or otherwise) that is false, misleading, inaccurate or incomplete in any material respect. The Board, the Chairperson of the Board or the chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)) with respect to any proposed nominee for election as a director of the Corporation and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)), such Proposing Person, shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iii) Compliance with paragraphs (a) and (b) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.10(c)(iv)).

(iv) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(v) Any stockholder directly or indirectly soliciting proxies from other stockholders in connection with any annual or special meeting of stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board.

(vi) For purposes of these Bylaws, “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York; and “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

ARTICLE III

BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

3.2 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson of the Board, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

3.3 Vacancies and Newly Created Directorships. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation.

3.4 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

3.5 Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the President or a majority of the directors then in office and may be held at any time and place, within or without the State of Delaware.

3.6 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (a) giving notice to such director in person or by telephone or voice message system at least 24 hours in advance of the meeting, (b) electronic transmission to such director’s last known email address, or (c) mailing or delivering written notice to such director’s last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.7 Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.8 Quorum; Adjournment. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or at a meeting of a committee which authorizes a particular contract or transaction.

3.9 Action at Meeting. At any meeting of the Board at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

3.10 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers; provided that, the committee membership of each committee designated by the Board will comply with the applicable rules of the exchange on which any securities of the Corporation are listed. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee consists of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.12 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service.

ARTICLE IV

OFFICERS

4.1 Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board shall determine, including, at the discretion of the Board, a Chairperson of the Board and one or more Vice Presidents, Deputy Chiefs, and Assistant Secretaries. The Board may appoint such other officers as it may deem appropriate.

4.2 Election. Officers shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board at any other meeting.

4.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

4.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote appointing the officer, or until such officer’s earlier death, resignation or removal.

4.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board may be removed at any time, with or without cause, by the Board.

4.6 Chairperson of the Board. The Board may appoint a Chairperson of the Board. If the Board appoints a Chairperson of the Board, the Chairperson of the Board shall perform such duties and possess such powers as are assigned to the Chairperson by the Board and these Bylaws. Unless otherwise provided by the Board, the Chairperson of the Board shall preside at all meetings of the Board.

4.7 Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson of the Board, at all meetings of the Board. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

4.8 President. Subject to the direction of the Board and such supervisory powers as may be given by these Bylaws or the Board to the Chairperson of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the Corporation. Unless otherwise designated by the Board, the President shall be the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board or these Bylaws. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairperson of the Board and the Chief Executive Officer.

4.9 Vice Presidents and Deputy Chiefs. Any Vice President or Deputy Chief shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President and the Deputy Chiefs (or if there shall be more than one, the Vice Presidents and the Deputy Chiefs in the order determined by the Board) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board may assign to any Vice President or Deputy Chief the title of Executive Vice President, Executive Deputy Chief, Senior Vice President, Senior Deputy Chief or any other title selected by the Board.

4.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are set forth in these Bylaws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to keep a record of the proceedings of all meetings of stockholders and the Board, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

4.11 Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.

4.12 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board, the Chief Executive Officer or the President. Unless otherwise designated by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

4.13 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

4.14 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

CAPITAL STOCK

5.1 Shares of Stock. The shares of the Corporation may be (i) represented by certificates, (ii) uncertificated shares provided that the Board has provided by resolution that some or all of any or all classes or series of stock shall be uncertificated shares or (iii) a combination of both. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

5.2 Signatures. To the extent any shares are represented by certificates, every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, or an Assistant Treasurer or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. To the extent any shares are represented by certificates, any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, the Certificate of Incorporation and these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

5.5 Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

5.6 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

5.7 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE VI

GENERAL PROVISIONS

6.1 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

6.2 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the DGCL, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or manner of notice.

6.3 Actions with Respect to Securities of Other Corporations. Except as the Board may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other Corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of this Corporation’s ownership of securities in such other Corporation or other organization.

6.4 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.5 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

6.6 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

6.7 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

6.8 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent of the Corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (c) if by any other form of electronic transmission, when directed to the stockholder; and (d) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

6.9 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of such individual’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

6.10 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

6.11 Electronic Signatures. In addition to the provisions for use of electronic signatures elsewhere specifically authorized in these Bylaws, electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

ARTICLE VII

AMENDMENTS

7.1 By the Board. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted only in accordance with Article IX of the Certificate of Incorporation.

7.2 By the Stockholders. Except as otherwise set forth in these Bylaws, and subject to the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that such person or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, that except as provided in Section 8.2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights hereunder shall be contract rights and shall include the right to be paid reasonable expenses and attorneys’ fees incurred in defending any such proceeding in advance of its final disposition; provided, that the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or twenty (20) days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

8.3 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

8.4 Non-Exclusivity of Rights. The rights conferred on any person in this Article VIII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.5 Indemnification Contracts. The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article VIII.

8.6 Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

8.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII shall not adversely affect any right or protection of an indemnitee or his successor in respect of any act or omission occurring prior to such amendment, repeal or modification.

8.8 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

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